Letterhead of Blank Rome Tenzer Greenblatt LLP


                                  July 6, 2000



U.S. Home & Garden Inc.
655 Montgomery Street
Suite 500
San Francisco, CA 94111

Gentlemen:

     You have requested our opinion with respect to the offer and sale by you, U.S. Home & Garden Inc., a Delaware corporation (the "Company"), pursuant to a Registration Statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act"), of (i) an aggregate of up to 3,900,000 shares (the "Plan Shares") of common stock, $.001 par value per share (the "Common Stock"), of the Company, issuable upon exercise of stock options granted and eligible for grant under the Company's 1995, 1997 and 1999 Stock Option Plans (the "Plans) and (ii) 2,266,871 shares of Common Stock ("Non-Plan Shares") issuable upon exercise of non-plan options granted by the Company to certain employees of the Company or its subsidiaries and to certain consultants to the Company, and evidenced by Non-Plan Option Agreement (the "Agreements").

     We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of executive officers and responsible employees and agents of the Company.

     Based upon the foregoing, it is our opinion that the Plan Shares and Non-Plan Shares have been duly and validly authorized and when sold, paid for and issued as contemplated by the Registration Statement and by the Plans, the option agreements issued pursuant to the Plans or the Agreements, as the case may be, will be duly and validly issued and fully paid and nonassessable.

     Please be advised that certain partners of this firm are the beneficial owners of shares of Common Stock and options and warrants to purchase shares of Common Stock.

     We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                          Very truly yours,

                                          /s/ Blank Rome Tenzer Greenblatt LLP

                                          BLANK ROME TENZER GREENBLATT LLP